Exhibit 99.2

PEMEX PROJECT FUNDING MASTER TRUST

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Unconditionally Guaranteed by Petróleos Mexicanos,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Pemex Project Funding Master Trust	Corresponding New Securities Series of Pemex Project Funding Master Trust, which have been registered under the Securities Act
706451AR2 U70577AM0	US706451AR21 (Rule 144A) USU70577AM03 (Reg. S)	U.S. $158,353,000 9.00% Guaranteed Notes due 2007	Up to U.S. $158,353,000 9.00% Guaranteed Notes due 2007

706451AS0 U70577AN8	US706451AS04 (Rule 144A) USU70577AN85 (Reg. S)	U.S. $399,619,000 8.85% Guaranteed Notes due 2007	Up to U.S. $399,619,000 8.85% Guaranteed Notes due 2007

706451AT8 U70577AP3	US706451AT86 (Rule 144A) USU70577AP34 (Reg. S)	U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008	Up to U.S. $439,011,000 9 3/8% Guaranteed Notes due 2008

706451AU5 U70577AQ1	US706451AU59 (Rule 144A) USU70577AQ17 (Reg. S)	U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018	Up to U.S. $324,220,000 9 1/4% Guaranteed Bonds due 2018

706451AV3 U70577AR9	US706451AV33 (Rule 144A) USU70577AR99 (Reg. S)	U.S. $228,735,000 8.625% Guaranteed Bonds due 2023	Up to U.S. $228,735,000 8.625% Guaranteed Bonds due 2023

706451AW1 U70577AS7	US706451AW16 (Rule 144A) USU70577AS72 (Reg. S)	U.S. $354,477,000 9.50% Guaranteed Bonds due 2027	Up to U.S. $354,477,000 9.50% Guaranteed Bonds due 2027

706451AX9 U70577AT5	US706451AX98 (Rule 144A) USU70577AT55 (Reg. S)	U.S. $403,746,000 9.50% Guaranteed Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027	Up to U.S. $403,746,000 9.50% Guaranteed POMESSM due 2027

70645JAP7 70645KAP4	US70645JAP75 (Rule 144A) US70645KAP49 (Reg. S)	U.S. $1,000,000,000 5.75% Notes due 2015	Up to U.S. $1,000,000,000 5.75% Guaranteed Notes due 2015

70645JAQ5 70645KAQ2	US70645JAQ58 (Rule 144A) US70645KAQ22 (Reg. S)	U.S. $500,000,000 6.625% Bonds due 2035	Up to U.S. $500,000,000 6.625% Guaranteed Bonds due 2035

Pursuant to the Prospectus dated July •, 2005

To:	Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Upon and subject to the terms and conditions set forth in the prospectus, dated July •, 2005 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), Pemex Project Funding Master Trust (the “Issuer”) and Petróleos Mexicanos (the “Guarantor”), a decentralized public entity of the Federal Government of the United Mexican States, are making offers to exchange (the “Exchange Offers”) registered 9.00% Guaranteed Notes due 2007, registered 8.85% Guaranteed Notes due 2007, registered 9 3/8% Guaranteed Notes due 2008, registered 9 1/4% Guaranteed Bonds due 2018, registered 8.625% Guaranteed Bonds due 2023, registered 9.50% Guaranteed Bonds due 2027, registered 9.50% Guaranteed POMESSM due 2027, registered 5.75% Guaranteed Notes due 2015 and registered 6.625% Guaranteed Bonds due 2035 (collectively, the “New Securities”) for any and all outstanding 9.00% Guaranteed Notes due 2007, 8.85% Guaranteed Notes due 2007, 9 3/8% Guaranteed Notes due 2008, 9 1/4% Guaranteed Bonds due 2018, 8.625% Guaranteed Bonds due 2023, 9.50% Guaranteed Bonds due 2027, 9.50% Guaranteed POMESSM due 2027, 5.75% Notes due 2015 and 6.625% Bonds due 2035 (collectively, the “Old Securities”). The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own names, we are enclosing multiple sets of the following documents:

1. Prospectus dated July •, 2005;

2. Letter of Transmittal relating to the 9.00% Guaranteed Notes due 2007, the 8.85% Guaranteed Notes due 2007, the 9 3/8% Guaranteed Notes due 2008, the 9 1/4% Guaranteed Bonds due 2018, the 8.625% Guaranteed Bonds due 2023, the 9.50% Guaranteed Bonds due 2027, the 9.50% Guaranteed POMESSM due 2027, the 5.75% Guaranteed Notes due 2015 and the 6.625% Guaranteed Bonds due 2035 for your use and for the information of your clients; and

3. A form of letter that may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers.

Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on August •, 2005 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Tenders of Old Securities for exchange pursuant to the Exchange Offers may be made only by book-entry transfer of the Old Securities to the account established by the Exchange Agent referred to below at the Book-Entry Transfer Facility maintained by The Depository Trust Company (“DTC”), together with a computer generated message, transmitted by means of DTC’s Automated Tender Offer Program system and received by the Exchange Agent, in which the tendering holder agrees to be bound by the Letter of Transmittal, all in accordance with the instructions set forth in the Letters of Transmittal and the Prospectus.

Additional copies of the enclosed material may be obtained from Deutsche Bank Trust Company Americas, as Exchange Agent, c/o DB Services Tennessee, Attention: Trust & Securities Services, Reorganization Unit, 648 Grassmere Park Road, Nashville, Tennessee 37211, Telephone: (800) 735-7777.

2